EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:  Alanco Investor Relations
          (480) 607-1010
          www.alanco.com


                         Alanco Fiscal Year 2007 Results
                                       and
                     Preliminary FY 2008 First Quarter Sales


(Scottsdale, AZ - October 1, 2007) - Alanco Technologies, Inc. (NASDAQ: ALAN) today announced the Company's financial results for fiscal year ended June 30, 2007, and preliminary FY 2008 first quarter sales.

Fiscal Year 2007 Results

Revenues for the fiscal year ended June 30, 2007 increased 239% to $18,474,100, compared to $5,444,500 for the fiscal year ended June 30, 2006. EBITDA (loss before interest, taxes, depreciation and amortization) for the year increased slightly to a loss of ($4,152,400) compared to a loss of ($4,121,600) for the prior fiscal year. Net loss attributable to common stockholders (including preferred stock dividends in-kind) for fiscal year ended June 30, 2007 was ($5,871,700), or ($0.34) per share, compared to the net loss incurred in the prior fiscal year of ($4,591,900), or ($.39) per share. The dramatic revenue increase resulted primarily from contributions from recently acquired StarTrak Systems, LLC, the leading provider of wireless tracking and monitoring services to the refrigerated transport industry, and now the Company's largest subsidiary. See the Consolidated Financial Information table below for additional financial information.

Preliminary First Quarter FY 2008 Sales

First quarter sales revenue increased significantly from FY 2007's final quarter, as technical and production issues related to StarTrak's Sentry product line roll-out were resolved, with StarTrak sales rebounding to plus $3,000,000. Total Company sales revenues, with additional improvement contribution from TSI PRISM and Excel/Meridian, will be in the range of $4,500,000 to $5,000,000.

Robert R. Kauffman, Alanco Chairman & CEO, commented on fiscal year 2007 results and this year's outlook as follows:

Fiscal Year 2007 Results

"Results for the first nine months of fiscal year 2007 were gratifying with sales revenues tripling and EBITDA loss narrowed by 40%, due primarily to contribution of StarTrak Systems. However, engineering and production-related delays in StarTrak's roll-out of their new lower cost cellular Sentry product line resulted in disappointing fourth quarter results. In the final quarter, despite record data service revenues of approximately $1,500,000, unavailability of Sentry product resulted in StarTrak total revenues falling to $2,270,000 from the third quarter's $3,400,000, contributing, along with reduced gross margins, to a significant operating loss for the final period. The Company, however, is confident that all Sentry product line issues have been resolved and pending sales will be completed as product becomes available."

"StarTrak's initial fiscal year as an Alanco subsidiary was a resounding success. Sales revenue more than doubled to approximately $13,000,000 and EBITDA loss was reduced from approximately ($3,000,000) to ($77,000). Reefer monitoring units in service also doubled to over 20,000 units, providing a large and rapidly growing base of highly profitable monthly data service revenues. During the year StarTrak significantly expanded and improved its organization, technical resources, intellectual property, data services network and proprietary product lines, and is poised for substantial additional growth in fiscal year 2008."

Fiscal Year 2008 Outlook

"Beyond our improved first quarter results, we expect significant StarTrak revenue growth beginning in the second quarter as all Sentry product roll-out problem areas have been resolved and major new contracts are in final procurement stages."

"TSI PRISM is projected to substantially narrow its operating losses for the full year due to several new contracts expected to be awarded during the second quarter."

"Excel/Meridian, with a newly-appointed President already implementing a more aggressive marketing and sales strategy, is projected to resume sales growth and return to profitable operations."

"Finally, we continue to forecast achieving positive monthly cash flow during the second half of the present fiscal year ending June 30, 2008."

Alanco Technologies, Inc. (NASDAQ: ALAN), headquartered in Scottsdale, Arizona, is a rapidly growing provider of wireless tracking and asset management solutions through its StarTrak Systems and Alanco/TSI PRISM subsidiaries. Corporate website: www.alanco.com

StarTrak Systems is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. StarTrak offers complete integrated solutions for refrigerated trailers, trucks, railcars, and containers. Additional information is available at www.StarTrak.com.

Alanco/TSI PRISM is the leading provider of RFID real-time tracking technologies for the corrections industry. TSI PRISM systems track and record the location and movement of inmates and officers, resulting in enhanced facility safety and security and significant staff productivity improvements. Utilizing proprietary RFID (Radio Frequency Identification) tracking technology, TSI PRISM provides real-time inmate and officer identification, location and tracking both indoors and out, and is currently utilized in prisons in Michigan, California, Illinois, Ohio, Missouri, Virginia, and Indiana. Additional information is available at www.TSIPRISM.com.

The Company also participates in the data storage industry through its wholly owned subsidiary, Excel/Meridian Data, Inc., a manufacturer of high-quality Data Storage solutions encompassing Network Attached Storage (NAS), Direct Attached Storage (DAS) and Storage Area Network (SAN) systems. Excel delivers uniquely scalable, manageable and cost-effective storage solutions for all network storage customers. For further information, visit www.emdstorage.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES WHICH MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND TO REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.

                                 (table follows)

                            Alanco Technologies, Inc.
                  Condensed Consolidated Financial Information

                                                          Year ended June 30,
                                                         2007            2006
                                                     -----------     -----------
NET SALES                                         $  18,474,100    $  5,444,500
                                                     ===========     ===========

LOSS FROM CONTINUING OPERATIONS                   $  (5,115,600)   $ (4,085,100)
     Income (loss) from discontinued operations         (83,200)         75,900
     Preferred stock dividends - in kind               (672,900)       (582,700)
                                                     -----------     -----------
LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS          $  (5,871,700)   $ (4,591,900)
                                                     ===========     ===========

NET LOSS PER SHARE - BASIC AND DILUTED
     Attributable to Common Shareholders          $       (0.34)   $      (0.39)
                                                     ===========     ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING           17,286,500      11,642,000
                                                     ===========     ===========


EBITDA Reconciliation for the Twelve Months
      Ended 6-30-07
EBITDA                                            $  (4,152,400)   $ (4,121,600)
        Net interest expense                           (759,800)        (90,300)
        Depreciation and Amortization                  (959,500)       (380,000)
                                                     -----------     -----------
LOSS FROM CONTINUING OPERATIONS                   $  (5,871,700)   $ (4,591,900)
                                                     ===========     ===========

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